Exhibit 3.11

AMENDED AND RESTATED BYLAWS

of

CREATD, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

1.1.	Registered Office. The registered office of the corporation shall be established and maintained at the office of VCorp Services, Inc., 701 S. Carson Street, Suite 200, Carson City, Nevada, 89701; VCorp Services, Inc. shall be the registered agent of the corporation in charge thereof. The registered office and registered agent may be changed from time to time by action of the board of directors of the Corporation (the “Board of Directors”) and the appropriate filing by the corporation in the office of the Secretary of State of the State of Nevada.

1.2.	Principal Office. The principal office for the transaction of the business of the Corporation shall be at 1111B S Governors Ave, Ste 20721, Dover, Delaware, 19904. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

1.3.	Other Offices. The Corporation may also have offices at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1.	Annual Meeting

2.1.1.	Time and Place of Annual Meeting. An annual meeting of the stockholders shall be held each year on such date and at such time as may be fixed from time to time by the Chairman of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The Chairman will target to set such date annually, but at a minimum within 18 months of each meeting. If the Chairman fails to fix such date and time within the 18 month window, the annual meeting shall be held on the date and at the time agreed to by a resolution of the Board before an 18 month window has expired. The date and time shall be stated in the notice of meeting, given in accordance with these Bylaws and applicable law. The Chairman may determine that the meeting shall be held at any place, within or without the State of Nevada, or solely by means of remote communication to the extent permitted by applicable law

2.1.2.	Failure to Hold Annual Meeting. The failure to hold an annual meeting at the designated time or within any time period required by applicable law shall not affect the validity of any corporate action and shall not work a forfeiture or dissolution of the Corporation, but in such event the annual meeting may be held as a special meeting called in accordance with Section 2.1 of these Bylaws or as otherwise provided by applicable law.

2.1.3.	Business to Be Conducted at Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted as shall be properly brought before the meeting. Business shall be deemed properly brought before the meeting by the Chairman if (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) if and to the extent permitted by the Articles of Incorporation, these Bylaws, and applicable law, by a stockholder of record who complies with any advance notice and other procedural requirements set forth in these Bylaws.

2.2.	Scheduling of Board Meetings

2.2.1.	Regular Meetings. The Board of Directors shall hold regular meetings at such times and places as may be determined by the Chairman. If the Chairman fails to fix such a time and place within an eighteen month window (18), regular meetings shall be held on a date and at a time determined by the Chairperson of the Board or, in the absence of the Chairperson, by the Chief Operating Officer. Notice of regular meetings shall not be required if the time and place of such meetings are fixed by Chairman.

2.2.2.	Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board. Notice of each special meeting shall be given to each director, which notice shall state the time and place of the meeting and the business to be transacted. Such notice may be delivered personally, by telephone, or by written communication.

2.2.3.	Quorum and Voting. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum is present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.

2.3.	Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board consent in writing to such action, styled as a Unanimous Written Consent. The action shall be effective on the date the last director signs the consent unless the consent specifies a different effective date.

2.4.	Adjournment. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting to a later date without further notice. The Board may continue to adjourn until a quorum is present.

2.5.	Special Meetings of Stockholders

2.5.1.	Who May Call a Special Meeting. Special meetings of the stockholders may be called only by the Chairman of the Board. Except as may be expressly provided otherwise in the Corporation’s Articles of Incorporation or required by applicable law, stockholders shall have no right to call a special meeting of stockholders, and no person other than those specified in this Section 2.5.1 may compel the holding of a special meeting of stockholders.

2.5.2.	Purpose; Limitation of Business. A request or resolution to call a special meeting of stockholders shall state the specific purpose or purposes for which the meeting is to be called. The notice of the special meeting shall state such purpose or purposes, and only the business specified in the notice of meeting (or in any supplemental notice given in accordance with these Bylaws and applicable law) shall be conducted at such special meeting. Any supplemental notice of business to be conducted at a special meeting shall be authorized first by the Chairman, and secondly by the Board of Directors (or by an officer duly authorized by the Chairman to issue such notice) and shall be given within the time and in the manner required by applicable law and these Bylaws for notices of meetings of stockholders.

2.6.	Special Meetings of the Board of Directors

2.6.1.	Who May Call a Special Meeting. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board.

2.6.2.	Notice; Purpose; Limitation of Business. Notice of any special meeting of the Board shall be given in accordance with these Bylaws and applicable law and shall state the time and place of the meeting. The notice may, but need not, state the purpose or purposes of the meeting; provided, however, that if the notice specifies particular business or purposes, the Board may, but shall not be required to, limit the business conducted at such meeting to the matters so specified unless otherwise determined by a majority of the directors present at the meeting.

2.7.	Adjournments.

2.7.1.	Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or another place, and no new notice is required if the reconvene time and place are announced during the original meeting. At the reconvened meeting the Corporation may address and vote on the same business that appeared in the original meeting notice. If the adjournment lasts longer than sixty (60) days, or if the Board fixes a new shareholder record date after adjournment, a new written notice must be issued in accordance with Section 2 and may only list the business that appeared in the original notice. The new notice must include the updated shareholder record date for eligible voters.

2.8.	Quorum.

2.8.1.	Unless otherwise required by applicable law or the Articles of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.7 hereof, until a quorum shall be present or represented.

2.9.	Voting.

2.9.1.	Unless otherwise required by law, the Articles of Incorporation or these Bylaws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the votes cast on a matter at the meeting at which a quorum is present. Directors shall be elected by a plurality of the votes cast at the election. Broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee.

2.9.2.	Unless otherwise provided in the Articles of Incorporation, and subject to Section 2.9, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.10. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.10.	Proxy Rules for Stockholder Votes.

2.10.1.	A proxy authorization may remain valid for 11 months unless a longer period is specified in the proxy itself. Any proxy used for voting must name the exact proxy holder at least seven (7) calendar days before the vote occurs. A proxy holder may only be another current Board member and must receive written approval from the Chairman. No proxy may be exercised, amended, or transferred inside the seven (7) day period before the vote. Shareholders must deliver proxy assignments by email or other traceable written method. All proxy records must include date stamps, proxy holder name, Chairman approval, and shareholder identity confirmation.

2.10.2.	A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

2.10.3.	A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic record to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that any such electronic record must either set forth or be submitted with information from which it can be determined that the electronic record was authorized by the stockholder. If it is determined that such electronic record is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

2.10.4.	Any copy, facsimile or other electronic telecommunication or other reliable reproduction of the writing or electronic record authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic record for any and all purposes for which the original writing or electronic record could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic record.

2.11.	Stockholder Consent Without a Meeting.

2.11.1.	If the Chairman approves corporate actions that would normally require or be allowed at an Annual or Special Meeting of stockholders, those corporation actions may be approved without holding a meeting, if enough shareholders sign and return a written or verified electronic consent describing the exact action being approved. The signatures must collectively equal or exceed the votes that would have been required to approve the same action at a properly convened meeting where all voting shares were present. Each consent must include a clear signature date stamp. All consents must be delivered within 60 days of the earliest signature date for the approval to become valid. Any copy or electronic reproduction of a consent may be used to submit or validate votes if it is a full unedited copy with all sections included. If approval is not unanimous, shareholders who did not consent must still be notified by email or other written transmission that can be audited.

2.11.2.	The Chairman must be involved in reviewing, approving, and documenting each step of the consent, notice, and validation process along with the transfer agent or corporate record keeper. No presumption of approval, dissent, or voting intent may be based on shareholder silence or non-response.

2.11.3.	In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors, upon the Chairman’s consent, may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be less than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

2.12.	Validation of Stockholder Consent.

2.12.1.	When shareholder consents or related revocations are delivered to the Corporation, independent inspectors of elections must review them quickly and certify whether the returned consents equal or exceed the votes that would have been required to pass the same corporate action at a meeting where all voting shares were present. No corporate action approved by written or electronic consent may be considered valid until inspectors issue this certification in writing, delivered to the Corporation and to the Chairman. Inspectors perform an administrative review, not a strategic one. Their only role is to confirm vote math and authorization trail, including identity and time stamps. Shareholders and directors keep the right to challenge any consent or revocation, including pursuing or defending it legally. No challenge, legal contest, or litigation can be assumed valid or actionable unless supported by the underlying records that inspectors have reviewed. The Chairman must be involved in reviewing, approving, documenting, and retaining each step of the notice, proxy, quorum, ballot requirement, and inspector certification process.List of Voting Stockholders.

2.12.2.	The Corporation must prepare a full and accurate list of stockholders of record who are entitled to vote at any stockholder meeting. The list must be completed at least 10 days and no more than 60 days before the meeting. It must show each stockholder’s name, verified contact address, and the number of voting shares they own. The list must be available for shareholder review for at least 10 days before the meeting, either at the meeting location or at the Corporation’s principal place of business. The Chairman must approve how and where the list is made available. The list becomes the governing record used to confirm who can vote. No vote can be validated using any other record or assumption unless Nevada law explicitly requires it. If different share classes or voting groups exist, each group must have its own separately prepared stockholder list, and the Chairman must be informed before the meeting begins.

2.13.	Record Date.

2.13.1.	The Board, upon consent of the Chairman, may set a record date to determine which shareholders can approve a corporate action by written or electronic consent without holding a meeting. The record date cannot be earlier than the day the Board approves the resolution setting it. The record date must be issued no more than 10 calendar days after the resolution approval date. If the Board does not set a record date, and Nevada law does not require a separate prior Board resolution for the corporate action, voter eligibility begins on the first business day a fully signed consent document describing the action is delivered to the Corporation. If Nevada law requires a prior Board resolution for the underlying corporate action, and the Board did not set a separate record date beforehand, voting eligibility defaults to the close of business on the day the required Board resolution is approved. All written or electronic consents must state the exact corporate action being approved and must be signed, date-stamped, and traceable to a verified shareholder.

2.14.	Stock Ledger.

2.14.1.	The Corporation’s stock ledger is the official record used to confirm shareholder voting rights, proxy rights, and the right to review shareholder lists and corporate books. No other document, interpretation, broker assumption, or external record can replace the stock ledger when determining who is eligible to vote or to appoint a proxy at a stockholder meeting.

2.15.	Conduct of Stockholder Meetings.

2.15.1.	Stockholder meetings are led by the Chairman. If the Chairman is not present, meeting leadership falls to the next available officer or director who is legally eligible, but the Board may only designate a replacement chair in writing and with the Chairman’s consent. The acting chair may delegate responsibilities to another officer or director who is present. The acting Secretary at the meeting maintains records, but if no Secretary is available, the chair may appoint one for administrative recordkeeping.

2.15.2.	The Chairman sets the agenda, enforces meeting rules, and controls voting polls. The Chairman may limit participation to verified voting shareholders, approved Board member proxies, and any other attendees the Chairman authorizes in writing. The Chairman may place time limits on agenda items, questions, comments, voting windows, and poll openings or closings. The Chairman may also restrict meeting entry after the scheduled start time, if those limits were included in the meeting notice.

2.15.3.	All votes must be submitted affirmatively, by written or verified electronic ballot, or by a valid proxy that has been approved and is still inside its permitted use window. The Board may not allow voice, show of hands, or assumed voting in place of written ballots if the Chairman has required written or electronic ballots for that vote. The Chairman may require written ballot submission for any vote, including votes delivered electronically if traceable to a verified voting shareholder. The Chairman centralizes governance decisions but may not treat silence, abstention, or non-response as a vote for or against any proposal or director candidate.

2.16.	Inspectors of Elections.

2.16.1.	Before any stockholder meeting, the Chairman shall appoint independent inspectors to verify shareholder voting power, review proxy and ballot validity, count submitted votes, address any challenges to voting records, and issue written certification of vote results. Inspectors may be officers, employees, or agents of the Corporation only if Nevada law separately requires it, but committees or individual officers may not act as inspectors unless approved by the Chairman in writing. Every inspector must sign an oath committing to impartiality, vote audit discipline, identity verification, and written certification of findings relied upon to validate shareholder consent, proxy, or ballots submitted. Inspectors confirm affirmative and dissenting votes actually returned, independent of any assumed vote, quorum disruption, or withdrawal after quorum has been validated. Inspectors issue certification directly to the Chairman and that certification becomes the required evidence to validate vote results.

2.17.	Business at Stockholder Meetings.

2.17.1.	Only business that is properly noticed and eligible for approval may be voted on at any Annual Meeting or Special Meeting of stockholders. Director nominations and director elections must follow Section 2.18. All other matters may only be introduced and approved if they were authorized by the Chairman or disclosed in the official meeting notice, or in a fully completed inspector-certified written or electronic shareholder consent, returned inside its valid approval window. No committee, officer, shareholder, proxy solicitor, or outside party may independently expand the agenda, call a Special Meeting, or presume the outcome of any vote based on silence, abstention, or non-response.

2.17.2.	Shareholders who wish to propose business must deliver a written or verified electronic notice to the Secretary, approved by the Chairman, at least 90 days and no more than 120 days before the anniversary of the prior Annual Meeting. If the meeting is scheduled outside that anniversary window, the proposal notice must arrive within 10 calendar days of the first shareholder disclosure announcing the new meeting date. Stockholder proposal deadlines cannot reset or extend due to adjournment or postponement.

2.17.3.	A valid proposal notice must contain: the shareholder’s verified identity and address, the specific business or corporate matter being proposed, the number, class, and identification of voting shares owned, disclosure of any derivative, swap, hedge, option, warrant, short, borrow, or voting-power altering interest tied to those voting shares, and written confirmation that the shareholder or their Chairman-approved Board member proxy will participate in the vote. The shareholder must update the proposal notice within 5 business days of the record date, if new voter eligibility records are issued.

2.17.4.	Independent inspectors of elections, appointed by the Chairman, must validate all proposal notices, proxies, ballots, and shareholder consents, and deliver written certification of vote math and authorization trail directly to the Chairman. Votes may only be counted if submitted by written or verified electronic ballot, or by Chairman-approved Board member proxy, and delivered inside confirmed vote polls opened or eligibility windows authorized by Chairman-approved notice. If the Chairman or the inspectors conclude that a proposal, proxy, ballot, or consent could not be validated with written, dated, verified shareholder authorization trail, vote math support, or if it arrived outside the approval window the Chairman must declare it invalid, and the Board cannot allow it broaden the agenda or be voted on at the meeting. Any person or firm seeking to review proposals or voting records must direct that request to the Chairman.

2.17.5.	Nothing in these bylaws removes the shareholder’s default right to vote by written proxy or written consent for properly noticed business, or to discuss proposals that were already validated and noticed. No vote, proxy, or dissent is valid based on silence. All approvals and dissents must be written, dated, identity-confirmed, issued inside the 11-month proxy or shareholder consent period, and reviewed and certified by inspectors duly appointed by the Chairman. Rule 14a-8 rights under the Exchange Act remain intact, may only be exercised through notices approved by the Chairman, and do not give any shareholder or outside actor the power to independently box, manipulate, or control meeting logistics, quorum math, proxy verification, or vote sequencing.

2.18.	Director Nominations.

2.18.1.	Only individuals who are 18 years or older may serve on the Board. Every director candidate must be a real person and at least 18 on the date of the vote. The Chairman may nominate and place director candidates on the ballot for any Annual or Special stockholder meeting that was called to elect directors. No committee, officer, shareholder, proxy solicitor, or outside party may independently nominate or place director candidates on the ballot unless the Chairman approves that nomination in writing.

2.18.2.	If a shareholder wishes to propose a director candidate, the shareholder must deliver a written or verified electronic nomination notice to the Chairman. The notice must arrive no later than 90 days and no more than 120 days before the anniversary of the prior Annual Meeting. If the meeting is scheduled outside that 90 to 120 day window, the notice must be received within 10 days after the first shareholder disclosure announcing the new meeting date. Nomination deadlines do not reset or extend due to adjournment or postponement.

2.18.3.	A valid nomination notice must contain the candidate’s name, age, residence, business address, the voting share count tied to the nominator, identity confirmation of the shareholder issuing the nomination, disclosure of any derivative, option, warrant, hedge, borrow, lend, short or voting power altering interest tied to the voting shares, written consent from the director candidate agreeing to serve if elected, and complete copies of all records relied on to validate identity, authorization, share math, or proxy history if proxy participation is part of the nomination. The Chairman may require written or electronic ballots for director elections to ensure auditability.

2.18.4.	All nomination validation is administrative, mathematical, identity-confirmed, and auditable. The Chairman shall receive copies of all nomination notices, consent records, proxy records, candidate consents, inspector certifications, ballots, voter lists, and record date approvals. No nomination, proxy, ballot, or consent tied to a director vote may be exercised, amended, or transferred inside the 7 day period before the vote. If the Chairman or the inspectors conclude that a nomination could not be validated or was delivered late, the Chairman must declare it invalid, and that candidate will not be placed on the ballot or considered eligible for the vote. Shareholders may discuss any nomination that has already been properly validated and disclosed, but discussion does not expand agenda or vote eligibility beyond what was already noticed.

2.18.5.	Written certifications from independent inspectors must be delivered to the Corporation and to the Chairman within 5 business days of nomination record date confirmation if inspectors are being used. Any shareholder or director may contest the validity of a nomination or proxy, but no contest becomes actionable or presumed valid unless supported by the records, share math, signature time stamps, or authentication data that were already reviewed by inspectors or approved by the Chairman. Director candidate consents and nominations may be updated or supplemented, if needed, by delivering full unedited copies to the Chairman and to the Secretary within 5 business days of the record date, or 7 days before the vote occurs, whichever comes first.

2.18.6.	Shareholders retain Rule 14a-8 rights for submitting director proposals through the Chairman-approved nomination lane but those rights do not give any shareholder or outside actor the power to control meeting logistics quorum proxy validity record date selection inspector certification or ballot requirements independently.

2.19.	Meetings Through Electronic Communication.

2.19.1.	Shareholders may join any stockholder meeting through videoconference, teleconference, or any electronic system the Corporation has enabled. Participation by approved electronic format counts as in-person presence for quorum and voting rights. The Corporation shall apply measures that confirm a participant’s identity as a voting shareholder before entry or ballot submission. Identity trails may include dated electronic records, email authentication, or inspector-reviewed copy submissions if they are full, unedited, and traceable to a verified shareholder. Meeting notices and ballot instructions may be delivered electronically if approved by the Chairman and retained in the Corporation’s records. The Corporation shall provide shareholders fair access to view or hear proceedings during the meeting and submit affirmative votes by written or verifiable electronic ballot, or through a valid proxy that remains inside its approved use window. No voting intention may be presumed from silence or meeting absence.

ARTICLE III
 DIRECTORS

3.1.	Board Size and Terms. The Board shall include 1 to 7 real individuals, all at least 18 years of age. The exact Board size may be set only by a written recommendation of the Chairman and an approved resolution of the Board. Reducing board size may not shorten the term of any active director. Directors serve a minimum 12-month term from election or most recent re-election and remain in place until a new Annual Shareholders meeting is set by the Chairman, not to exceed an eighteen (18) month window. Chairman does not require annual Board re-approval, and instead stands for re-election only by shareholders at each Annual Meeting. Directors do not need to hold shares or live in Nevada.

3.2.	Vacancies. Vacant Board or committee seats may be filled only by the Chairman or a majority of remaining active directors, even if less than a quorum exists, or by a sole remaining director if only one remains. Replacement directors serve until the next formal director election, or until resignation or removal.

3.3.	Powers and Responsibilities.

3.3.1.	Company operations, major decisions, portfolio execution, corporate strategy, financing direction, acquisitions, restructuring, and all lawful corporate acts not exclusively reserved to the stockholders shall be managed by the executive officers of the Corporation in the ordinary course of business, subject to the oversight of the Board of Directors.

3.3.2.	The Board of Directors shall act through resolutions duly adopted by the Board, and, where the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals, the Chairman shall have such supervisory, coordinating, and approval authority over such matters as may be expressly delegated by the Board from time to time.

3.3.3.	Nothing herein shall be construed to limit the authority of the Chief Executive Officer or other executive officers to manage the day-to-day operations of the Corporation.

3.4.	Meeting Leadership and Records. The Chairman presides over Board meetings when present. If absent, the meeting may continue under a Board member designated by written resolution. The Corporate Secretary maintains meeting minutes unless the Chairman authorizes another Board member to perform recordkeeping. Committees may select their own meeting secretary if approved by Chairman notice.

3.5.	Resignations and Removals. A director may step down anytime by delivering written or verified electronic notice to the Chairman or Corporate Secretary. Step-down is effective immediately or on the written date provided. Removal of directors requires an affirmative majority vote that has been properly noticed, inspector certified, and actually returned. A committee seat may be revoked only by the Chairman.

3.6.	Quorum and Voting Math. A majority of the full Board forms a quorum. Once quorum is validated, it cannot be broken by vote withdrawal. A Board act is approved if a majority of ballots or proxies actually returned vote in favor while quorum exists. Directors retain equal voting rights. Ballots may only be counted if written, dated, traceable, or inspector certified if inspectors are used.

3.7.	Board Actions Without a Meeting. Corporate actions that could have been approved at a Board or committee meeting may be approved without holding a meeting if enough directors return a written or verified electronic unanimous consent, styled as a Unanimous Written Consent, and that consent is filed in official corporate minutes.

3.8.	Remote Participation by Directors. Directors may join any Board or committee meeting by conference call or electronic system if all participants can hear each other. Remote participation counts as in-person presence for quorum and voting math.

3.9.	Committees. Committees may be created by the Board but may operate only through resolved agendas and rules approved in writing by the Chairman or unanimous Board consent. The Corporation shall appoint Board-approved alternates if needed. Committee decisions cannot violate Nevada law or shareholder proxy and consent rights. The Chairman receives all committee records, charters, oaths, inspector certification, notices, ballots, and minutes.

3.10.	Compensation for Directors. Board members may receive meeting expenses and compensation in cash or stock, as approved in writing by the Chairman and the Company will refresh Board contracts upon each reelection and/or extend the existing contract for an additional term upon reelection. Committee members may receive similar compensation.

3.11.	Interested Directors and Fairness Rule. Corporate deals involving directors remain valid if: material conflicts and share interests are fully disclosed in writing and stored in corporate records; disinterested directors approve the action with majority affirmative votes returned; underlying deal is fair to the company on the date it was approved; inspectors review share math and conflict data if inspectors were appointed. Silent or assumed approvals cannot validate conflicts or deals. All challenges to conflicts of interest, proxies, written consents, ballots, or the fairness of any such transaction shall be determined by the inspectors of election, or the Chairman of the Board if the Chairman is a disinterested director. If the Chairman is an interested director, the challenges to such transaction shall be determined by the affirmative vote of the majority of the Board Members, excluding the Chairman.

ARTICLE IV
OFFICERS

4.1.	General. The officers of the Corporation shall consist of a chief executive officer, chief operating officer, chief financial officer and a corporate secretary, each of whom shall be appointed by the Chairman of the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. All officers must be natural persons and any natural person may hold two or more offices, except that in the event that the Corporation shall have more than one director, the offices of corporate secretary shall be held by different persons.

4.2.	Election, Qualification and Term of Office. Each of the officers shall be elected by the Board. None of said officers need be a director. Except as hereinafter provided or subject to the express provisions of a contract authorized by the Board of Directors, each of said officers shall hold office from the date of his/her election until the next annual meeting of the Board and until his/her successor shall have been duly elected and qualified or until his or her removal or resignation.

4.3.	Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4.	Removal. Any officer of the Corporation may be removed, with or without cause, by the unanimous affirmative vote of the Board of Directors; provided, however, that if the officer whose removal is proposed is also a director, such director shall be recused from the vote, and unanimity shall be measured solely among the remaining disinterested directors then in office.

4.5.	Resignation. Any officer may resign at any time by giving notice to the Board. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.6.	Vacancies. The Chief Executive Officer shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified by the Board of Directors, or until his or her removal or resignation.

4.7.	Powers and Duties. The powers and duties of the respective corporate officers shall be determined by the Board.

4.8.	Salaries. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors or by such committee of the Board of Directors as may be designated from time to time by a resolution adopted by a majority of the Board of Directors.

4.9.	Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.10.	Outside Business Activities of Executive Officers. Executive officers of the Corporation may engage in outside business activities, including serving as an officer, director, advisor, or employee of one or more other entities, whether for profit or not for profit. Any such outside business activity shall require the prior approval of the Chairman of the Board, which approval may be granted or withheld in the Chairman’s sole discretion.

4.10.1.	No executive officer shall be deemed to have a conflict of interest solely by reason of holding executive or other positions with, or having financial interests in, any other entity, provided that such activities have been approved by the Chairman of the Board in accordance with this Section.

ARTICLE V
STOCK

5.1.	Certificated and Uncertificated Shares.

5.1.1.	The Corporation may issue shares with or without stock certificates. The Chairman, with the Board acting only by unanimous written consent, may authorize uncertificated shares at any time in writing. Any shareholder may still request and receive a stock certificate verifying their share ownership.

5.1.2.	The Board of Directors may, by resolution, delegate to the executive officers of the Corporation the authority to approve and issue shares of the Corporation within such limits, conditions, and parameters as the Board may determine from time to time, provided that any such issuance is permitted by the Articles of Incorporation and applicable law.

5.2.	Signature Validity. Stock certificates may be signed electronically if the identity of the signer and the authorization date can be verified in corporate records. A certificate issued after a signer has left office remains valid if the signature, signing authority, and authorization trail existed on the date it was originally approved and recorded.

5.3.	Lost or Destroyed Share Records. If a shareholder claims their stock certificate was lost, stolen, or destroyed, they must submit a written or verified electronic affidavit stating the facts, including a signature date stamp and identity record. The Chairman, or the Board acting only by unanimous written consent, may replace the lost share record by issuing a new certificate or electronic share notation. As a condition of replacement authorization, Chairman-approved inspectors or record agents may require identity verification, full unedited copy submission of records relied on to confirm ownership, and/or a Chairman-authorized indemnity bond, but only if the requirements are issued in writing to, and approved by, the Chairman.

5.4.	Share Transfers. All Corporation share transfers may occur only through the official corporate stock ledger. No share transfer or proxy transfer is valid until formally recorded in the share register and timestamped chain of verified ownership from sender to receiver. Shareholders may transfer shares in written or electronic form, but only if signed, dated, traceable to a verified shareholder in the stock ledger. The Chairman may waive transfer taxes or signature formalities only if doing so in writing, retained in corporate minutes, and not impeding the affirmative return of shareholder votes, proxies, or inspector certification of submitted consents. Once a certificate is surrendered in cancellation, it must be time-stamped, inspector-reviewed if inspectors are being used, and marked as cancelled in corporate records before a new share record can replace it.

5.5.	Share Rules and Delegations. The Chairman, or the Board acting only by unanimous written consent, may issue written rules governing share issuance, transfers, inspector involvement, ballot mechanics, and record retention. No shareholder, officer, or outside agent may independently alter share rules, meeting sequencing, proxy math, inspector recipients, or ballot format unless approved by Chairman authorization in writing.

5.6.	Dividend and Distribution Record Dates. The Chairman, and the Board acting only by unanimous written consent, may set a dividend eligibility record date, which may not be earlier than the day the resolution is approved and must fall no more than 60 days before the dividend, rights distribution, or shareholder-eligible corporate action occurs. If no dividend eligibility date is set, eligibility is determined at the close of business on the day the Chairman, or unanimous Board resolution, authorizes the dividend or distribution and that resolution must be retained for corporate auditability.

5.7.	Registered Share Ownership Rights. The Corporation may only recognize an official share owner if that owner is registered in the corporate stock ledger, verified in identity, and positioned inside the eligible voting or dividend participation register on the date required elsewhere in the bylaws. The Corporation is not required to recognize equity claims not entered into the stock ledger unless Nevada law separately mandates it. Silence is not recognized as approval or dissent, but eligible shareholders who affirmatively return ballots, proxies, or written consents keep full rights to receive dividends, inspect corporate records, appoint proxies, or vote electronically, if done in accordance with Chairman-approved written sequencing.

5.8.	Transfer Agent and Registry Offices. The Corporation may appoint one or more transfer agents or registrars if approved only by Chairman authorization in writing or a Board resolution approved by unanimous written consent. Transfer agent and registrar locations may be designated anywhere if retained in corporate records and the Chairman is informed before participation begins.

5.9.	Share Issuance Consideration. Shares may be issued for any benefit to the Corporation, including cash, services, assets, securities, licensing, software, portfolio contributions, restructuring benefits, or strategic exchanges, if authorized by a Board resolution approved by unanimous written consent.

5.10.	Blackout Periods for Trading Stock by Executives, Insiders, and the Board of Directors. Insiders, executives, members of the Board of Directors, and any other designated personnel, are prohibited from trading in the Company’s stock during the following blackout periods:

5.10.1.	Year-End Financial Results: Trading in the Company’s securities is prohibited after January 15th until twenty-four (24) hours after the public announcement of the Company’s year-end financial results.

5.10.2.	Quarterly Financial Results (Q1, Q2 and Q3): Trading in the Company’s securities is prohibited post fifteen (15) days after each quarter’s end until twenty-four (24) hours after the public announcement of the Company’s quarterly financial results.

5.10.3.	Regulatory Filings: Trading in the Company’s securities is prohibited beginning one (1) week prior to any regulatory filing (excluding notification of insider transactions) that contain material nonpublic information and ending twenty-four (24) hours after such filing is publicly disclosed. If the existence or timing of a regulatory filing containing material nonpublic information becomes known less than one (1) week prior to the filing, trading shall be prohibited from the time such information becomes known until twenty-four (24) hours after the filing is publicly disclosed.

5.10.4.	Potential Special Period: The Company’s Chairman may, from time to time, issue an internal blackout period through written communication, where trading is prohibited if it is determined that significant, non-public developments warrant.

5.11.	General Policy. All officers, directors, and other insiders are required to refrain from trading based on material non-public information regarding the Company.

5.12.	Insiders. An insider is any entity or individual who owns greater than 9.99% of common stock of Creatd, Inc.

5.13.	10b5-1 Plans. Any insider, executive officer, member of the Board of Directors, designated employee, or affiliate who has entered into a trading plan pursuant to Rule 10b5-1 and in compliance with applicable law shall not be subject to the trading restrictions set forth in Section 5.10 and Section 5.11, solely with respect to transactions effected in accordance with such Rule 10b5-1 trading plan.

ARTICLE VI
NOTICES

6.1.	Notices Required by NRS. Whenever written notice is required by the Nevada Revised Statutes (NRS), the Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by electronic means of communication and/or mail in accordance with the NRS, and as permitted thereby, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic transmission (by fax, electronic mail, or posting on an electronic network).

6.2.	Waivers of Notice. Whenever any notice is required by applicable law, the Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or by transmission of an electronic record by that person, whether before or after the time stated therein, shall be deemed equivalent thereto.

6.2.1.	Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Articles of Incorporation or these Bylaws.

ARTICLE VII
MERGERS, ACQUISITIONS, AND ASSET SALES

7.1.	Board Authority Over Mergers and Acquisitions, and Asset Sales.

7.1.1.	The Board of Directors shall have full, exclusive, and unrestricted authority, to the maximum extent permitted under Nevada Revised Statutes, to authorize, approve, and consummate the sale, lease, exchange, transfer, contribution, or other disposition of all or substantially all of the assets of the Corporation, or any material asset or group of assets, whether in a single transaction or a series of related transactions, and whether for cash, securities, assumption of liabilities, or other consideration, without limitation as to value, structure, counterparty, or form of transaction. In addition, the Board shall have full exclusive and unrestricted authority to approve any material merger or acquisition as it relates to the capital structure of the firm.

7.1.2.	Such approval may be granted by majority vote of the Board at a duly called meeting or by unanimous written consent (“UWC”) in lieu of a meeting, and no stockholder approval shall be required except to the extent expressly mandated under Nevada State law or federal regulation authority. If there is potentially a sale that may be considered to involve substantially all of the Company’s assets, then the Board shall seek legal guidance on whether it needs stockholder approval, under Nevada State Law NRS 78.580.

7.2.	Chairman of the Board-Led Execution and Direction. The Board shall designate responsibilities to evaluate and negotiate potential material mergers and acquisitions and asset sales to the Chairman of the Board. The Chairman of the Board shall develop, enhance and engage in such activities to ultimately present to the Board a letter of intent, term sheet, memorandum of understanding, or similar formal document to discuss and evaluate. If a LOI, term sheet, MOU and/or similar formal document is received, the Chairman of the Board will notify the Board and determine whether it is of material strength for the Board to formally evaluate, or whether in his or her position as Chairman of the Board, will engage in initial negotiations to improve the proposed deal structure, and subsequently, bring to the Board the improved offer.

ARTICLE VIII
 GENERAL PROVISIONS

8.1.	Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the NRS and the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by unanimous written consent in lieu thereof in accordance with Section 2.3 hereof), and may be paid in cash or in property other than cash. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

8.2.	Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Chairman may from time to time designate.

8.3.	Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.4.	Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX
 INDEMNIFICATION

9.1.	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 9.3 and to the fullest extent permitted by the NRS, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

9.2.	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 9.3 and to the fullest extent permitted by the NRS, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court in which such action or suit was brought deem proper.

9.3.	Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as permitted by the NRS and authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

9.4.	Good Faith Defined. For purposes of any determination under Section 9.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be.

9.5.	Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 9.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Section 9.1 or Section 9.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Neither a contrary determination in the specific case under Section 9.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

9.6.	Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

9.7.	Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 9.1 and Section 9.2 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the NRS, or otherwise.

9.8.	Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

9.9.	Certain Definitions.

9.9.1.	For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

9.9.2.	The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

9.10.	Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.11.	Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.5), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Chairman of the Board.

9.12.	Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

ARTICLE X
MISCELLANEOUS

10.1.	Acquisition of Controlling Interest Statute Opt–Out. The provisions of NRS 78.378 to 78.3793, inclusive, shall not apply to the Corporation or to an acquisition of a “controlling interest” (as defined in NRS 78.3785).

10.2.	Forum for Adjudication of Internal Affairs Disputes. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for state law claims with respect to: (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 10.2.

10.3.	Federal Forum for Securities Act Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.3.

ARTICLE XI
AMENDMENTS

11.1.	Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors, by a Unanimous vote of the Board, provided notice of the proposed change was given in the notice of the meeting not less than two days prior to the meeting.

11.2.	Entire Board of Directors. As used in this Article XI and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.